UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2016

ULTRAGENYX PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court, Novato, California	94949
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2016, Ultragenyx Pharmaceutical Inc. (“we,” “Ultragenyx” or the “Company”) entered into a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), pursuant to which we may, from time to time, sell shares of our common stock, par value $0.001 per share (“Shares”), having an aggregate offering price of up to $150,000,000 (the “ATM Offering”) through Cowen, acting as the Company’s agent and/or principal. Ultragenyx will pay Cowen a commission of up to 3.0% of the gross proceeds from the sale of Shares pursuant to the ATM Offering. In the Sales Agreement, the Company agrees to indemnify Cowen against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that Cowen may be required to make because of such liabilities.

The ATM Offering is being made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-201838).

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the ATM Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated as of July 1, 2016, between Ultragenyx Pharmaceutical Inc. and Cowen and Company, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

*        *        *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2016

ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Emil D. Kakkis

Name:	Emil D. Kakkis, M.D., Ph.D.
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agreement, dated as of July 1, 2016, between Ultragenyx Pharmaceutical Inc. and Cowen and Company, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

4